EXHIBIT 21

                             APPLE HOMES CORPORATION
                              LIST OF SUBSIDIARIES
                                      AS OF
                                 MARCH 31, 2000



CORPORATION NAME                                   % OWNERSHIP
----------------                                   -----------
Apple Homes Corporation                                100%

Tim Phillips Homes, Inc.                               100%

Evans & Lanier, Inc.                                    80%

Big Daddy's Mobile Homes, Inc.                         100%

Augusta Housing Center, Inc.                           100%

JC Homes, Inc.                                          80%

Apple Homes, Inc.                                      100%

Mobile Air Systems, Inc.                               100%